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                                  EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Form SB-2, Registration Statement under the Securities Act of 1933, of Collegiate Pacific, Inc. of our report dated August 25, 1999, (except for Note 10, as to when the date is January 14, 2000) on the consolidated financial statements of Collegiate Pacific, Inc. and Subsidiaries as of June 30, 1999 and for the year then ended, and to the use of our name, as it appears under the heading "Experts."




                                       GRANT THORNTON LLP

Dallas, Texas
April 6, 2000